Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares 0-5 Year High Yield Corporate Bond
ETF(ISHSHYG)
iShares iBoxx $ High Yield Corporate Bond
ETF(ISHHYLD)
BlackRock Funds II, High Yield Bond Portfolio(BR-
HIYLD)
BlackRock Low Duration Bond Portfolio(BR-LO)
Strategic Income Opportunities Fund(BR-SIP)
AST BlackRock Global Strategies Portfolio (US High
Yield)(PRU-AA-HY)
Advanced Series Trust - AST BlackRock/Loomis Sayles
Bond Portfolio(SMF_PRUTR)
BlackRock Core Bond Trust - High Yield(BHK-HYLD)
BlackRock Multi-Sector Income Trust - High
Yield(BIT-HYLD)
BlackRock Limited Duration Income Trust - High
Yield(BLW-HYLD)
BlackRock Multi-Asset Income - High Yield
Portfolio(BR-INC-HY)
BlackRock Multi-Asset Income - Passive High Yield
Portfolio(BR-INC-PHY)
BlackRock Credit Strategies Income - High Yield(BR-
MSBHY)
BlackRock Global Long Short Credit Fund - High
Yield Sleeve(BRGC-HY)
BlackRock Credit Allocation Income Trust(BTZ-PREF)
BlackRock High Yield Portfolio of BlackRock Series
Fund, Inc(BVA-HI)
BlackRock High Yield V.I. Fund(BVA-HY)
BlackRock Debt Strategies Fund, Inc.(DSU)
BlackRock Corporate High Yield Fund, Inc.(HYT)
Master Total Return Portfolio of Master Bond
LLC(MF-BOND)
: Brighthouse Funds Trust I - BlackRock High Yield
Portfolio(MIST-HY)
JNL/BlackRock Global Long Short Credit Fund(SMF_CC-
GC)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
01-09-2018

Security Type:
BND/CORP

Issuer
Sunoco LP (2023)

Selling
Underwriter
Credit Suisse Securities (USA) LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Credit Suisse Securities (USA) LLC,RBC
Capital Markets,LLC.,BBVA Securities
Inc,Citigroup Global Markets Inc,Credit
Agricole Securities (USA) Inc,Deutsche
Bank Securities Inc.,Goldman Sachs & Co.
LLC.,Merrill Lynch,Pierce,Fenner &
Smith,Incorporated,Mizuho Securities USA
LLC,Morgan Stanley & Co. LLC,MUFG
Securities Americas Inc.,Natixis
Securities Americas LLC,PNC Capital
Markets LLC,SMBC Nikko Securities
America,Inc,TD Securities (USA) LLC

Transaction Details

Date of Purchase
01-09-2018


Purchase
Price/Share
(per share / %
of par)
$100

Total
Commission,
Spread or
Profit
1.00%


1.	Aggregate Principal Amount Purchased
(a+b)
$57,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$35,626,000

b. Other BlackRock Clients
$21,374,000

2.	Aggregate Principal Amount of
Offering
$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.057




Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by: Dipankar Banerjee
Date: 01-10-2018
Global Syndicate Team Member




Approved by: Betsy Mathews
Date: 02-28-2018
Global Syndicate Team Member